Chiasma OPTIMAL Top-line Results JULY 23, 2019 NASDAQ: CHMA Exhibit 99.2

Forward-Looking Statements These slides and the accompanying presentation contain forward-looking statements and information. The use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify forward-looking statements. All forward-looking statements are based on estimates and assumptions by our management that, although we believe them to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expect, including those material risks and uncertainties that are described under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties and other important factors in Chiasma’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Acromegaly: A Rare and Debilitating Hormonal Disorder

- Caused by excessive secretion of growth hormone (GH) stemming from a benign pituitary tumor
  - ~69,000* patients worldwide
- Features include enlarged hands, feet and internal organs, and altered facial features
- Significant comorbidities lead to premature death if untreated
- Patients not cured by surgery typically receive chronic somatostatin analog (SSA) injection therapy to suppress GH and IGF-1
  - Prior trials showed 51-67% IGF-1 response rate on injectable octreotide LAR**



Headache
Supraorbital bulging
Vision defect
Coarse features
Prognathism (malocclusion)
Thyroid gland hypertrophy
Cardiomegaly
Hepatomegaly
Nephromegaly
Enlarged hands (breadth)
Frontal bossing
Enlarged nose
Enlarged tongue and lips
Deformed sella turcica (pituitary adenoma)
Skin tags
Galactorrhea
Increased perspiration
Hypertension
Splenomegaly
Polyps
Enlarged colon
Carpal tunnel syndrome

Mycapssa (octreotide) capsules being developed as a much needed alternative in the treatment of acromegaly

CHIASMA

* Acromegaly Epidemiology abstracts and publications 1980-2016.
**Sandostatin LAR prescribing information 2019

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Orphan, Addressable U.S. Acromegaly Market Opportunity



Sizing the Acromegaly Market



# of U.S. Patients
~24,000[1]
~14,000[1]
~2,000[2]
~8,000[2]
Diagnosed Acromegaly Patients
Cured through surgery
Not treated with SSAs
Chronically treated with SSA injections

Addressing the Market



Pituitary Centers
Regional Referral Centers
High Volume Community Endocrinologists
All Other Community Endocrinologists

Fewer than 1,000 accounts manage ~90% of target acromegaly patients[2]

CHIASMA

1. Endocrinology market studies.
2. Company estimates

3

Current Injection Therapies Carry Significant Treatment Burdens*

Ipsen's Lanreotide Depot: 18 or 19 Gauge


deep subcutaneous

Novartis' Octreotide LAR: 19 or 20 Gauge


intramuscular
1
2
3
4
cm

Reference: insulin needle: 30 Gauge



Pain	• 70% experienced pain during injection; half of these experienced continuing pain days later
Injection Site Reactions	• Hardness (48%), nodules (38%), swelling (28%), bruising (16%) and inflammation (7%)
Suboptimal Symptom Control	• 52% report symptoms worsen toward the end of the monthly dosing interval • 32% controlled patients still complain about symptoms
Emotional Impact	• 36% feel loss of independence due to chronic injections
Lost Work Days	• 16% regularly miss work for injections (averages 11 days/year)

An effective and painless oral therapy has the potential to disrupt the acromegaly market

CHIASMA

* Strasburger et al. Patient reported outcomes of parenteral somatostatin analogue injections in 195 patients with acromegaly. *Eur J Endocrinol.* 2016 Mar;174(3):355-62.

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CHIASMA OPTIMAL TRIAL* MET ITS ENDPOINTS Study met its primary endpoint and all secondary endpoints in acromegaly patients Positive top-line data brings us a step closer to advancing Mycapssa to registration with the FDA NDA resubmission planned by year end 2019 with an anticipated mid-2020 PDUFA date *This Special Protocol Assessment (SPA) agreed-upon Phase 3 clinical trial was designed to address FDA’s clinical concerns raised in the Complete Response Letter from April 2016

CHIASMA OPTIMAL – Study Design

Octreotide Capsules Versus Placebo Treatment In MultinationAL Centers

Eligibility criteria:
- Average IGF-1 ≤ 1.0 × ULN
- Confirm active disease (IGF-1 ≥ 1.3 x ULN post last surgery)



Double-blind placebo-controlled (DPC) (36 weeks)
Open Label Extension
2x IGF-1s
Baseline
N=28
34
36 weeks
Screening
50%
Last Injection
50%
Placebo
N=28
IGF-1s
Withdrawal

Primary Endpoint
- Proportion of patients who maintain biochemical response (average of week 34 and 36 IGF-1 ≤ 1.0 x ULN)

Pre-defined withdrawal criteria (both arms)
- IGF-1 ≥1.3 x ULN for 2 consecutive visits on the highest dose and exacerbation of clinical signs / symptoms
- Early terminated patients followed up to 36 weeks on injections, per protocol

CHIASMA
6

Subject Disposition and Demographics 56 patients, 28 per group (octreotide capsules or placebo) 38% from the U.S. All patients completed trial No missing primary endpoint data Baseline characteristics well balanced between the groups

58% Maintained IGF-1 Response on Octreotide Capsules vs. 19% on Placebo (p = 0.008) Primary Endpoint: Proportion of patients who maintain biochemical response at end of 36 weeks p = 0.008

78% Maintained GH Response on Octreotide Capsules vs. 30% on Placebo (p = 0.001) 1st Secondary Endpoint: Proportion of patients who maintain GH response at week 36 (of GH responders at screening) p = 0.001

Median Time to Loss of Response Not Reached (>36 Weeks) for Patients on Octreotide Capsules (p < 0.001) Median time to loss of response Octreotide Capsules Placebo p Value 2nd Secondary Endpoint: IGF-1 >1.0×ULN Not reached 16 weeks < 0.001 3rd Secondary Endpoint: IGF-1 ≥1.3×ULN Not reached 16 weeks < 0.001

25% of Patients on Octreotide Capsules Began Rescue with SSA Injections vs. 68% on Placebo (p = 0.003) Confidential 4th Secondary Endpoint: Proportion of patients who began rescue treatment p = 0.003

90% Who Completed Trial with Octreotide Capsules Opted to Continue into the Open Label Extension 90% continued to OLE Patients completed 36-weeks on Mycapssa Patients elected to continue on Mycapssa

Octreotide Capsules Appeared Safe and Well Tolerated   Octreotide Capsules Placebo Subjects with: n % n % At least one TEAE 28 100% 27 96.4 Treatment-Related TEAE 18 64.3 15 53.6 SAEs 2 7.1 1 3.6 Treatment-Related SAEs 0 0.0 0 0.0 Severe TEAEs 3 10.7 7 25.0 TEAE Leading to Study Drug Discontinuation 2 7.1 1 3.6 TEAEs of Special Interest (acromegaly symptoms) 15 53.6 26 92.9 TEAE - Treatment-Emergent Adverse Events; SAEs – Serious Adverse Events; TEAEs of special interest: e.g. headache, perspiration, joint pain, fatigue, soft tissue swelling

CHMA Investment Highlights Rare and Orphan Disease Focus Registration-Ready Lead Asset Lead asset targeting adults with acromegaly Octreotide capsules (Mycapssa®), if approved, positioned to become the first oral somatostatin analog in an injectable-only market Positive top-line safety and efficacy results for CHIASMA OPTIMAL Phase 3 trial NDA submission planned by year end 2019 Ongoing EMA-accepted MPOWERED™ Phase 3 trial data anticipated in 2H 2020 Stable Financial Position Approximately $58.1 million of cash and investments as of June 30, 2019 Cash expected to be sufficient to fund operations into late 2020 Positive CHIASMA OPTIMAL data; NDA submission planned by year end 2019 Significant Market Opportunity SSAs in acromegaly represent approximately $0.8 billion annual global market opportunity Patent protection for Mycapssa through early 2036